UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-1212923
(State or other jurisdiction of	(I.R.S. Employment
incorporation or organization)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN	55416
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):  333-153605

Securities to be registered pursuant to Section 12(g) of the Act:  Units and Warrants

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

The description of the units, each unit consisting of one share of common stock, $0.00001 par value (a “Share”) and one redeemable common stock warrant (a “Warrant”, together with a Share, a “Unit”), of ProUroCare Medical Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Securities” in the prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-153605) filed by the Registrant with the Securities and Exchange Commission (the “Commission”), as amended (the “Registration Statement”), which description is incorporated herein by reference. The description of the Units and Warrants contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of such prospectus with the Commission.

Item 2.                    Exhibits.

Exhibit No.	Description
2.1

Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed April 20, 2004).

2.2

Articles of Merger relating to the merger of GIC Acquisition Co., then a wholly owned subsidiary of the registrant with and into ProUroCare Inc., as filed with the Minnesota Secretary of State on April 5, 2004 (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed April 20, 2004).

3.1	Amended and Restated Bylaws of ProUroCare Medical Inc. (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-KSB filed March 31, 2005).
4.1	Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer (incorporated by reference to Exhibit 4.27 to Registration Statement on Form S-1 (SEC File No. 333-153605))
4.2	Specimen Warrant (incorporated by reference to Exhibit 4.28 to Registration Statement on Form S-1 (SEC File No. 333-153605))
4.3	Form of Unit Certificate (incorporated by reference to Exhibit 4.29 to Registration Statement on Form S-1 (SEC File No. 333-153605))
4.4	Form of Unit Agreement between ProUroCare Medical Inc. and Interwest Transfer (incorporated by reference to Exhibit 4.30 to Registration Statement on Form S-1 (SEC File No. 333-153605))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  December 22, 2008

PROUROCARE MEDICAL INC.

By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer